EXHIBIT 10.4

AMERICAN REALTY CAPITAL TRUST, INC.

FORM OF 2007 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Adopted by Board of Directors: [                    ], 2007

[Approved by Stockholders: [                    ], 2007]

AMERICAN REALTY CAPITAL TRUST, INC.

FORM OF 2007 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Adopted by Board of Directors: [                    ], 2007

[Approved by Stockholders: [                    ], 2007]

1. Purpose of the Plan.

The purpose of this American Realty Capital Trust, Inc. 2007 Non-Employee Director Stock Option Plan is to enhance the Company’s profitability and value for the benefit of stockholders to enable the Company to attract, retain and motivate Non-Employee Directors and who are important to the success of the Company and to create and strengthen a mutuality of interest between the Non-Employee Directors and the stockholders of the Company by granting such directors options to purchase Common Stock of the Company.

2. Definitions.

(a) “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, or any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities in concert, or the sale or transfer of all or substantially all of the Company’s assets.

(b) “Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(c) “Annual Date of Grant” has the meaning set forth in Section 6(a).

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” has the meaning set forth in Section 7(b).

(f) “Change of Control” has the meaning set for in Section 6(d).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Board or a duly appointed committee of the Board to which the Board has delegated its powers and functions hereunder.

(i) “Common Stock” means the voting common stock of the Company, par value $.01, any common stock into which the common stock may be converted and any common stock resulting from any reclassification of the common stock.

(j) “Company” means American Realty Capital Trust, Inc., a Maryland corporation.

(k) “Company Voting Securities” has the meaning set forth in Section 6(d)(i).

(l) “Corporate Transaction” has the meaning set forth in Section 6(d)(i).

(m) “Disability” means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

(n) “Effective Date” has the meaning set forth in Section 3.

(o) “Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (i) as reported on the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market; or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. If the Common Stock is not readily tradable on a national securities exchange, The Nasdaq Stock Market or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Committee and in a manner that complies with Section 409A of the Code. For purposes of the grant of any Option, the applicable date shall be the date on which the Stock Option is granted.

(p) “Incumbent Board” has the meaning set forth in Section 6(d)(ii).

(q) “Non-Employee Directors” means directors of the Company who are not employees of the Company or its subsidiaries.

(r) “Option” means the right to purchase the number of Shares granted in the Option agreement at a prescribed purchase price on the terms specified in the Plan and the Option agreement. No Option awarded under this Plan is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(s) “Participant” means a Non-Employee Director who is granted an Option under the Plan, which Option has not expired or been cancelled.

(t) “Person” means an individual, entity or group within the meaning of Section l3d-3 or 14d-1 of the Act.

(u) “Plan” means the American Realty Capital Trust, Inc. 2007 Non-Employee Director Stock Option Plan, as amended from time to time.

(v) “Purchase Price” means the purchase price per Share.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Share” means a share of Common Stock.

(y) “Termination of Service” means termination of the relationship with the Company so that an individual is no longer a director of the Company.

3. Effective Date/Expiration of Plan.

The Plan became effective [                    ] 2007 (the “Effective Date”). No Option shall be granted under the Plan on or after the tenth anniversary of the Effective Date, but Options previously granted may extend beyond that date.

4. Administration.

(a) Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan, to administer the Plan, subject to its provisions; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the Plan or Option agreement. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final, conclusive and binding on all parties.

(b) Advisors. The Committee may designate the Secretary of the Company, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons (other than professional advisors) to grant an Option or to execute Option agreements or other documents on behalf of the Committee, provided that no Participant may grant an Option or execute any Option agreement granting Options to such Participant. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

(c) Indemnification. To the maximum extent permitted by law, no officer, member or former officer or member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company and to the extent not covered by insurance, each officer, member or former officer or member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former officer’s or member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former officers or members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of the Company or otherwise.

(d) Meetings of the Committee. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations, as it shall deem appropriate, concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a vote of such members at a meeting duly called and held.

5. Shares; Adjustment Upon Certain Events.

(a) Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, the Company shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

(b) Number of Shares. Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares authorized for issuance under the Plan shall be 1,000,000 Shares. If an Option is for any reason canceled, or expires or terminates unexercised, the Shares covered by such Option shall again be available for the grant of Options, within the limits provided by the preceding sentence. In addition, if Common Stock has been exchanged by a Participant as full or partial payment to the Company of the Purchase Price or if the number of shares of Common Stock otherwise deliverable has been reduced for full or partial payment to the Company of the Purchase Price, the number of shares of Common Stock exchanged or reduced shall again be available under the Plan.

(c) Adjustments; Recapitalization, etc. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever the Company takes any such action, however, the following provisions, to the extent applicable, shall govern:

(i) If and whenever the Company shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in the Company’s Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Options thereafter may be exercised, and (y) the total number and class of Shares and/or other securities that may be issued under this Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

(ii) Subject to Section 5(c)(iii), if the Company merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of an Option theretofore granted, the Participant shall be entitled to purchase under such Option, in lieu of the number of Shares as to which such Option shall then be exercisable but on the same terms and conditions of exercise set forth in such Option, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Option (whether or not then exercisable). In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Options and payment in cash or other property in exchange therefor.

(iii) In the event of an Acquisition Event, the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Options as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options) but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, provided that if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If the Acquisition Event does take place after giving such notice, any Option not exercised prior to the date of the consummation of such Acquisition Event shall be forfeited simultaneous with the consummation of the Acquisition Event. If an Acquisition Event occurs and the Committee does not terminate the outstanding Options pursuant to the foregoing provisions, then the provisions of Section 5(c)(ii) shall apply.

(iv) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

(v) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number and class of Shares and/or other securities or property subject to Options theretofore granted of the Purchase Price per Share.

6. Awards and Terms of Options.

(a) Grant.

(i) Without further action by the Board or the stockholders (except as provided in Section 11) of the Company, each Non-Employee Director shall be automatically granted an Option to purchase 3,000 Shares (subject to any increase or decrease pursuant to Section 5(c)), subject to the terms of the Plan, upon the date of his or her initial election or appointment to be a Non-Employee Director.

(ii) Without further action by the Board or the stockholders (except as provided in Section 11) of the Company, each year, as of the date of the annual meeting of the stockholders of the Company (each such date, an “Annual Date of Grant”), each Non-Employee Director shall be automatically granted an Option to purchase 3,000 Shares (subject to any increase or decrease pursuant to Section 5(c)), subject to the terms of the Plan, provided that no such Option shall be granted if on the date of grant the Company has liquidated, dissolved or merged or consolidated with another entity in such a manner that it is not the surviving entity (unless the Plan has been assumed by such surviving entity with regard to future grants).

(b) Purchase Price. The Purchase Price deliverable upon the exercise of an Option shall equal 100% of the Fair Market Value on the last business day preceding the Annual Date of Grant. Notwithstanding the foregoing, the Purchase Price for all Options granted under the Plan before the termination of the Company’s initial public offering will be $10 per Share

(c) Exercisability. Except as otherwise provided herein, any Option granted to a Participant shall vest and become exercisable on the second anniversary of the date of grant, subject to the Participant’s continued service as a Non-Employee Director through such date. No Option shall be exercisable after the expiration of ten (10) years from the date of grant.

(d) Acceleration of Exercisability on Change of Control. All Options granted and not previously exercisable shall become exercisable immediately upon a Change of Control (as defined herein). For this purpose, a “Change of Control” shall be deemed to have occurred upon:

(i) an acquisition by any Person of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Act) of 33% or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); excluding, however, the following: (w) any acquisition  directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any entity pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Section are satisfied; or

(ii) a change in the composition of the Board such that the individuals who, as of the Effective Date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) the approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such entity entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the entity resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such entity entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; notwithstanding the foregoing, no Change of Control will occur if two-thirds (2/3) of the Incumbent Board approves the Corporate Transaction; or

(iv) the approval of the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a entity with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners respectively, of the outstanding Shares and Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Company Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such entity and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Shares or Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such entity.

(e) Exercise of Options.

(i) A Participant may elect to exercise an Option by giving written notice to the Committee of such election and of the number of Shares such Participant has elected to purchase pursuant to the Option, accompanied by payment in full of the aggregate Purchase Price for the number of Shares for which the Option is being exercised.

(ii) Shares purchased pursuant to the exercise of an Option shall be paid for at the time of exercise as follows:

(A) in cash or by check, bank draft or money order payable to the order of the Company;

(B) if so permitted by the Committee: (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Option then being exercised), provided such Shares (or such Option) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings or (y) through a combination of Shares and cash as provided above, provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the Purchase Price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares;

(C) to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Purchase Price; or

(D) on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law. As soon as practicable after receipt of payment, the Company shall deliver to the Participant a certificate or certificates for the Shares then purchased.

(iii) REIT Status. Notwithstanding anything herein to the contrary, no Option granted under this Plan may be exercised if such exercise would jeopardize the Company’s status as a “real estate investment trust” as defined under the Code.

7. Effect of Termination of Service.

(a) Death, Disability, or Retirement. Except as otherwise provided in the Participant’s Option agreement or in this Plan, upon a Termination of Service, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Service shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(c)):

(i) in the event of the Participant’s death, such Options shall remain exercisable (by the Participant’s estate or by the person given authority to exercise such Options by the Participant’s will or by operation of law) for a period of one (1) year from the date of the Participant’s death; and

(ii) in the event the Participant retires at or after age 65 (or, with the consent of the Committee, before age 65), or, if the Participant’s services terminate due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant’s Termination of Service.

(b) Cause. Upon the Termination of Service of a Participant for Cause (as defined herein) or if it is discovered after a Termination of Service that such Participant had engaged in conduct that would have justified a Termination of Service for Cause, all outstanding Options (whether vested or unvested) shall immediately be canceled, provided that upon any such termination the Committee may, in its discretion, require the Participant to promptly pay to the Company (and the Company shall have the right to recover) any gain the Participant realized as a result of the exercise of any Option that occurred within one (1) year prior to such Termination of Service or the discovery of conduct that would have justified a Termination of Service for Cause. Termination of Service shall be deemed to be for “Cause” for purposes of this Section 7(b) if the Participant shall have committed fraud or any felony in connection with the Participant’s duties as a director of the Company or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust, confidentiality or fiduciary duties as to the Company or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to the Company or any other act or failure to act that constitutes “cause” for removal of a director under applicable Maryland law.

(c) Other Termination. In the event of a Termination of Service for any reason other than as provided in Sections 7(a) and 7(b), all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Service shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, but not beyond the original stated term of the Option.

8. Nontransferability of Options.

No Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the holder may be exercised only by the holder or his or her guardian or legal representative. In addition, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately be cancelled. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that an Option that is otherwise non transferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

9. Rights as a Stockholder.

A holder of an Option shall have no rights as a stockholder with respect to any Shares covered by such holder’s Option until such holder shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

10. Determinations.

Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the holders of any Options and Non-Employee Directors and their respective heirs, executors, administrators, personal representatives and other successors in interest.

11. Termination, Amendment and Modification.

Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant; provided further, that no amendment may be made,  without stockholder approval if stockholder approval is required under applicable law. The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to Section 5 above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

12. Non-Exclusivity.

Neither the adoption of the Plan by the Board shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of Options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

13. Use of Proceeds.

The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

14. General Provisions.

(a) Right to Terminate Services. Neither the adoption of the Plan nor the grant of Options shall impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain a director.

(b) Purchase for Investment. If the Board determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant’s own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on in appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel approved by the Company as to the availability of such exception.

(c) Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(d) Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

(e) Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

(f) Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

(g) Readings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

(h) Other Benefits. No award under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(i) 409A. To the extent applicable, the Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith. To the extent that any Option is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

15. Issuance of Stock Certificates; Legends and Payment of Expenses.

(a) Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by the Company in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

(b) Legends. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.

(c) Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

(d) Section 16(b) of the Act. All elections and transactions under the Plan by persons subject to Section 16 of the Act involving Shares are intended to comply with any applicable condition under Rule 16b-3, provided, however, noncompliance with the requirements of Rule 16b-3 shall not affect the validity of an Option granted under this Plan. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

16. Listing of Shares and Related Matters.

If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the, Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

17. Governing Law.

This Plan shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

TABLE OF CONTENTS

Page

1. Purpose of the Plan.	1

2. Definitions.	1

3. Effective Date/Expiration of Plan.	3

4. Administration.	3

5. Shares; Adjustment Upon Certain Events.	4

6. Awards and Terms of Options.	6

7. Effect of Termination of Service.	9

8. Nontransferability of Options.	10

9. Rights as a Stockholder.	10

10. Determinations.	10

11. Termination, Amendment and Modification.	10

12. Non-Exclusivity.	11

13. Use of Proceeds.	11

14. General Provisions.	11

15. Issuance of Stock Certificates; Legends and Payment of Expenses.	12

16. Listing of Shares and Related Matters.	13

17. Governing Law.	13

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